Exhibit 99.1

News Release

Media Contact: Mark Goldman 612.851.7802 news@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

Valspar Reports Fiscal 2013 First-Quarter Results

MINNEAPOLIS – February 12, 2013 – The Valspar Corporation (NYSE: VAL) today reported its results for the first-quarter ended January 25, 2013. First-quarter sales totaled $875.2 million compared to $885.6 million in the first quarter of 2012. First-quarter net income per share was $0.60 in 2013 compared to adjusted net income per share of $0.62 in 2012, which excludes a $0.04 per share restructuring charge. Net income for the first quarter of 2013 was $55.0 million. Net income for the first quarter of 2012 was $55.8 million and reported earnings per share were $0.58.

“Although we made substantial progress this quarter on a number of key initiatives, international markets were weaker than anticipated,” said Gary E. Hendrickson, chairman and chief executive officer. “We continued to invest in our long term opportunities and remain confident we will achieve our new business plans for the full year. However, weak demand in certain international markets is expected to continue and thus we are adjusting our full-year guidance to $3.60 to $3.80 to reflect these market conditions.”

Hendrickson and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet by visiting the Investor Relations section of Valspar’s website at www.valsparglobal.com. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:30 p.m. Central Time, Tuesday, Feb. 12th through midnight, Tuesday, Feb. 26th by dialing +1 800-475-6701 from within the U.S. or +1 (320) 365-3844 from outside of the U.S., using access code 280279.

About The Valspar Corporation

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry. For more information, visit www.valsparglobal.com.

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FORWARD-LOOKING STATEMENTS
Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended January 25, 2013 and January 27, 2012

(Dollars in thousands, except per share amounts)

	First Quarter
	2013	2012
	(Unaudited)	(Unaudited)
Net Sales	$875,242	$885,647
Cost of Sales	580,891	592,331
Gross Profit	294,351	293,316
Research and Development	30,783	26,893
Selling, General and Administrative	170,037	175,708
Operating Expenses	200,820	202,601
Income (Loss) From Operations	93,531	90,715
Interest Expense	15,873	15,789
Other (Income) Expense, Net	950	(522)
Income (Loss) Before Income Taxes	76,708	75,448
Income Taxes	21,679	19,666
Net Income (Loss)	$55,029	$55,782
Average Number of Shares O/S - basic	89,477,591	92,861,129
Average Number of Shares O/S - diluted	92,397,428	95,485,354
Net Income (Loss) per Common Share - basic	$0.62	$0.60
Net Income (Loss) per Common Share - diluted	$0.60	$0.58

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, we have reported non-GAAP financial measures - “Adjusted net income per common share – diluted”. We disclose this measure because we believe the measure may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of restructuring charges.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net income per common share - diluted” to “Adjusted net income per common share - diluted” for the periods presented:

	First Quarter
	2013	2012
Net Income (Loss) per Common Share - diluted	$0.60	$0.58
Restructuring Charges	—	0.04
Adjusted Net Income per Common Share - diluted	$0.60	$0.62

	January 25,	October 26,	January 27,
	2013	2012	2012
	(Unaudited)	(Note)	(Unaudited)
Assets
Current Assets:
Cash and Cash Equivalents	$248,642	$253,327	$305,712
Restricted Cash	19,893	19,907	20,108
Accounts and Notes Receivable, Net	585,539	681,099	596,752
Inventories	425,590	360,427	380,944
Deferred Income Taxes	43,637	42,083	48,942
Prepaid Expenses and Other	89,956	92,334	74,759
Total Current Assets	1,413,257	1,449,177	1,427,217
Goodwill	1,075,692	1,056,669	1,056,008
Intangibles, Net	551,131	550,106	552,792
Other Assets	28,488	14,738	20,597
Long-Term Deferred Income Taxes	5,194	5,178	1,964
Property, Plant & Equipment, Net	556,905	550,968	545,193
Total Assets	$3,630,667	$3,626,836	$3,603,771

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term Debt	$217,283	$94,441	$8,760
Current Portion of Long-Term Debt	39,737	44,090	200,000
Trade Accounts Payable	470,187	502,967	447,437
Income Taxes	15,277	4,612	9,006
Other Accrued Liabilities	298,669	380,662	309,450
Total Current Liabilities	1,041,153	1,026,772	974,653
Long Term Debt, Net of Current Portion	1,012,563	1,012,578	1,066,763
Deferred Income Taxes	217,025	216,314	208,531
Other Long-Term Liabilities	155,094	147,649	140,295
Total Liabilities	2,425,835	2,403,313	2,390,242
Stockholders’ Equity	1,204,832	1,223,523	1,213,529
Total Liabilities and Stockholders’ Equity	$3,630,667	$3,626,836	$3,603,771

NOTE: The Balance Sheet at October 26, 2012 was derived from the audited consolidated financial statements at that date.

THE VALSPAR CORPORATION

OTHER FINANCIAL DATA

For the Quarters Ended January 25, 2013 and January 27, 2012

(Dollars in thousands)

	First Quarter
	2013	2012
	(Unaudited)	(Unaudited)
I. Comparison year over year
Gross Profit, as a percentage of net sales (1)
Gross Profit, reported	33.6%	33.1%
Gross Profit, adjusted (2)	33.6%	33.5%

Operating Expense as a percentage of net sales (1)
Operating Expense, reported	22.9%	22.9%
Operating Expense, adjusted (2)	22.9%	22.6%

Income (Loss) from Operations, as a percentage of net sales (1)
Income (Loss) from Operations, reported	10.7%	10.2%
Income (Loss) from Operations, adjusted (2)	10.7%	10.8%

	First Quarter
	2013	2012
	(Unaudited)	(Unaudited)
II. Segment Data
Sales
Coatings	$497,616	$494,649
Paint	329,079	339,557
All Other less intersegment sales	48,547	51,441
Total	$875,242	$885,647

Earnings Before Interest and Taxes (EBIT) (1)
Coatings	$74,340	$73,872
Paint	22,543	23,365
All Other	(4,302)	(6,000)
Total	$92,581	$91,237

Earnings Before Interest and Taxes (EBIT) (1), adjusted (2)
Coatings	$74,340	$74,261
Paint	22,543	27,391
All Other	(4,302)	(5,318)
Total	$92,581	$96,334

(1) Certain amounts in prior year financial statements have been reclassified to conform with the 2013 presentation.

(2) Excludes restructuring charges in the first quarter of 2012.